UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2015

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number

001-36695

Maryland	38-3941859
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Registrant's Telephone Number including area code)

Not Applicable
Former Name or Former Address, If Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Oswego, New York  (June 30, 2015)  -  Pathfinder Bancorp, Inc. announced the retirement of its Vice President, Controller, Richard Jablonka, effective August 31, 2015.  Mr. Jablonka has been with Pathfinder Bancorp, Inc. since 2011.

The Controller position will be filled by Lisa A. Kimball, who is currently the Company's Vice President, Internal Audit Manager.  Ms. Kimball has been with the company since 1998 and has always been a part of the internal audit function.  Ms. Kimball possesses a Bachelors of Science Degree in Accounting with a minor in Economics from the State University of New York College at Oswego.

About Pathfinder Bancorp, Inc.
Pathfinder Bancorp, Inc. is the bank holding company of Pathfinder Bank, a New York chartered savings bank headquartered in Oswego, New York.  The Bank has nine full service offices located in its market areas consisting of Oswego and Onondaga County.  Presently, the only business conducted by Pathfinder Bancorp, Inc. is the 100% ownership of Pathfinder Bank and Pathfinder Statutory Trust I.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

         PATHFINDER BANCORP, INC.

Date June 30, 2015	By: /s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer